Exhibit 99.1

CONTACT: Media Relations 737-272-1452	Exxon Mobil Corporation 22777 Springwoods Village Parkway Spring, TX 77389

FOR IMMEDIATE RELEASE

May 3, 2024

ExxonMobil Completes Acquisition of Pioneer Natural Resources

•	Transforms ExxonMobil’s upstream portfolio by more than doubling the company’s Permian footprint

•	Combines Pioneer’s sizeable acreage, entrepreneurial culture and deep industry expertise with ExxonMobil’s balance-sheet strength, advanced technologies and industry-leading project development capabilities

•	Transitions Pioneer’s 2050 net-zero Permian goal to a 2035 plan

SPRING, Texas – Exxon Mobil Corporation (NYSE: XOM) today announced it has closed its acquisition of Pioneer Natural Resources Company (NYSE: PXD).

The merger of ExxonMobil and Pioneer creates an Unconventional business with the largest high-return development potential in the Permian Basin. The combined company’s more than 1.4 million net acres in the Delaware and Midland basins have an estimated 16 billion barrels of oil equivalent resource. ExxonMobil’s Permian production volume will more than double to 1.3 million barrels of oil equivalent per day (MOEBD), based on 2023 volumes, and is expected to increase to approximately 2 MOEBD in 2027, based on initial estimates.

Combining Pioneer’s differentiated Permian inventory and basin knowledge with ExxonMobil’s proprietary technologies, financial resources, and industry-leading project execution excellence is expected to generate double-digit returns by recovering more resource, more efficiently and with a much lower environmental impact.

“This premier, tier-one asset is a natural fit for our Permian portfolio and gives us a greater opportunity to deploy our technology and deliver operating and capital efficiency for long-term shareholder value,” ExxonMobil Chairman and CEO Darren Woods said. “The combination of our two companies benefits this country’s energy security and economy, and also furthers society’s environmental ambitions as we move Pioneer’s 2050 net zero goal to a 2035 plan.”

Environmental Impact

ExxonMobil has industry-leading plans to achieve net-zero Scope 1 and Scope 2 greenhouse gas emissions from its Permian unconventional operations by 2030. With the merger closed, ExxonMobil will leverage its Permian greenhouse gas reduction plans to accelerate Pioneer’s Scope 1 and 2 net-zero emissions goal by 15 years. ExxonMobil will also apply its industry-leading technologies for monitoring, measuring and addressing fugitive methane to reduce the combined companies’ methane emissions. In addition, using combined operating capabilities and infrastructure, ExxonMobil expects to increase the amount of recycled water used in its Permian fracturing operations to more than 90% by 2030.

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About ExxonMobil

ExxonMobil, one of the largest publicly traded international energy and petrochemical companies, creates solutions that improve quality of life and meet society’s evolving needs.

The corporation’s primary businesses - Upstream, Product Solutions and Low Carbon Solutions – provide products that enable modern life, including energy, chemicals, lubricants, and lower emissions technologies. ExxonMobil holds an industry-leading portfolio of resources, and is one of the largest integrated fuels, lubricants, and chemical companies in the world. In 2021, ExxonMobil announced Scope 1 and 2 greenhouse gas emission-reduction plans for 2030 for operated assets, compared to 2016 levels. The plans are to achieve a 20-30% reduction in corporate-wide greenhouse gas intensity; a 40-50% reduction in greenhouse gas intensity of upstream operations; a 70-80% reduction in corporate-wide methane intensity; and a 60-70% reduction in corporate-wide flaring intensity.

With advancements in technology and the support of clear and consistent government policies, ExxonMobil aims to achieve net-zero Scope 1 and 2 greenhouse gas emissions from its operated assets by 2050. To learn more, visit exxonmobil.com and ExxonMobil’s Advancing Climate Solutions.

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Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements related to future events; projections; descriptions of strategic, operating, and financial plans and objectives; statements of future ambitions or plans; and other statements of future events or conditions are forward-looking statements. Similarly, discussion plans to reduce emissions of ExxonMobil, its affiliates or Pioneer are dependent on future market factors, such as continued technological progress, policy support, and timely rulemaking and permitting, and represent forward-looking statements. Actual future results, including financial and operating performance; future earnings, cash flow, or rate of return; total capital expenditures and mix, including allocations of capital; realization and maintenance of structural cost reductions and efficiency gains, including the ability to offset inflationary pressure; plans to reduce future emissions and emissions intensity; ambitions to reach Scope 1 and 2 net zero in Upstream Permian Basin unconventional operated assets by 2030 and in Pioneer Permian assets by 2035, to eliminate routine flaring in-line with World Bank Zero Routine Flaring, to reach near-zero methane emissions from its operated assets and other methane initiatives as well as technology advances, including the timing and outcome of projects to capture and store CO2; changes in law, taxes, or regulation including environmental and tax regulations, trade sanctions, and timely granting of governmental permits and certifications; business and project plans, timing, costs, capacities and returns; resource recoveries and production rates; and planned Pioneer integrated benefits, could differ materially due to a number of factors. These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market factors, economic conditions and seasonal fluctuations that impact prices and differentials for our products; government policies supporting lower carbon and new market investment opportunities such as the U.S. Inflation Reduction Act or policies limiting the attractiveness of future investment such as the additional European taxes on the energy sector and unequal support for different methods of emissions reduction; variable impacts of trading activities on our margins and results each quarter; actions of competitors and commercial counterparties; the outcome of commercial negotiations, including final agreed terms and conditions; the ability to access debt markets; the ultimate impacts of public health crises, including the effects of government responses on people and economies; reservoir performance, including variability and timing factors applicable to unconventional resources; the level and outcome of exploration projects and decisions to invest in future reserves; timely completion of development and other construction projects; final management approval of future projects and any changes in the scope, terms, or costs of such projects as approved; government regulation of our growth opportunities; war, civil unrest, attacks against the company or industry and other political or security disturbances; expropriations, seizure, or capacity, insurance or shipping limitations by foreign governments or laws; opportunities for potential acquisitions, investments or divestments and satisfaction of applicable conditions to closing, including timely regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under Item 1A. Risk Factors of ExxonMobil’s 2023 Form 10-K and in subsequent reports on Form 10_Q and 8-K, as well us under the heading “Factors Affecting Future Results” on the Investors page of ExxonMobil’s website at www.exxonmobil.com. All forward-looking statements are based on management’s knowledge and reasonable expectations at the time of this release and we assume no duty to update these statements as of any future date. Neither future distribution of this material nor the continued availability of this material in archive form on our website should be deemed to constitute an update or re-affirmation of these figures as of any future date. Any future update of these figures will be provided only through a public disclosure indicating that fact.

Actions needed to advance ExxonMobil’s 2030 greenhouse gas emission-reductions plans are incorporated into its medium-term business plans, which are updated annually. The reference case for planning beyond 2030 is based on the Company’s Global Outlook research and publication. The Outlook is reflective of the existing global policy environment and an assumption of increasing policy stringency and technology improvement to 2050. However, the Global Outlook does not attempt to project the degree of required future policy and technology advancement and deployment for the world, or ExxonMobil, to meet net zero by 2050. As future policies and technology advancements emerge, they will be incorporated into the Outlook, and the Company’s business plans will be updated accordingly. References to projects or opportunities may not reflect investment decisions made by the corporation or its affiliates. Individual projects or opportunities may advance based on a number of factors, including availability of supportive policy, permitting, technological advancement for cost-effective abatement, insights from the company planning process, and alignment with our partners and other stakeholders. Capital investment guidance in lower-emission investments is based on our corporate plan; however, actual investment levels will be subject to the availability of the opportunity set, public policy support, and focused on returns.

References to resources or other quantities of oil or natural gas may include amounts that ExxonMobil believes will ultimately be produced, but that are not yet classified as “proved reserves” under SEC definitions. All references to production rates, production capacity, resource size, and acreage on a gross basis, unless otherwise noted.